UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------------                    x
In re:      Houbigant, Inc., et al.,           Case No. 93 B 45767 (JLG)
                                    Debtors,   Chapter 11.  Jointly Administered
-----------------------------------------------------------                    x
HOUBIGANT, INC.,
                                    Plaintiff,
                        - against -            Adv. Pro. No. 95-9158A (JLG)

ACB MERCANTILE, INC.,
                                    Defendant.
-----------------------------------------------------------                    x
HOUBIGANT, INC. and
PARFUMS PARQUET, INC.,
                                    Plaintiffs,
                        - against -            95 Civ. 2467 (RWS)
ACB MERCANTILE, INC., ACB FRAGRANCES
COSMETICS, INC., GIACOMO GIULIANO,
AUGUSTINE CELAYA and GILLES PELLERIN,
V&B DISTRIBUTORS, CANADA, INC.,
HAROLD SCHIFF, A. ROSENBLUM SALES,
INC. and ROSENBLUM,
                                    Defendants,
-----------------------------------------------------------                    x
ACB MERCANTILE, INC. and
ACB FRAGRANCES and COSMETICS, INC.,
                                    Counterclaim-Plaintiffs,
                        - against -
HOUBIGANT,  INC., PARFUMS PARQUET, HOUBIGANT (1995) LTEE (f.k.a. 3088766 Canada,
Ltd.),  MICHAEL  SHERMAN,   LUIGI  MASSIRONI,   ROBERT  GRABER,  THOMAS  BONOMA,
RENAISSANCE COSMETICS, INC., KIDD KAMM & COMPANY, CTC INTERNATIONAL GROUP, LTD., BRAD ROBINSON and CHEMICAL BANK NEW JERSEY N.A. (as agent for itself and National Westminster Bank U.S.A.),
                                    Counterclaim-Defendants.
-----------------------------------------------------------                    x

                            STIPULATION OF SETTLEMENT

                  WHEREAS, on November 18, 1993 (the "Filing Date"), Houbigant, Inc., debtor and debtor in possession, and each of its affiliated debtors and debtors in possession (collectively,

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



the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), with the Clerk of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), Case No. 93 B 45767 (JLG) (the "Chapter 11 Case");

                  WHEREAS,  since the Filing Date, the Debtors have continued in
the   management   and   possession   of  their   business  and   properties  as
debtors-in-possession pursuant to ss.ss. 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, the "Debtors' Third Amended Joint Plan of Reorganization," dated June 6, 1995, as may be amended (the "Plan"), contemplates that Houbigant will emerge from the Chapter 11 Case as a viable business enterprise with ongoing operations;

                  WHEREAS, by order of this Court dated June 14, 1995, the "Debtors' Third Amended Joint Disclosure Statement Pursuant to Section 1125 of the United States Bankruptcy Code," dated June 9, 1995, was approved as containing "adequate information" under Section 1125(b) of the Bankruptcy Code, and the Debtors were authorized to commence the process of soliciting acceptances to the Plan;

                  WHEREAS, the required votes to achieve confirmation have been obtained;

                  WHEREAS, pursuant to Order of this Court, a hearing to consider confirmation of the Plan is scheduled for August 2, 1996;

                  WHEREAS, there are currently pending three (3) litigations in separate jurisdictions by and among the Settling Parties (as defined below), as follows: (1) Houbigant, Inc. v. ACB Mercantile, Inc., pending in the United States Bankruptcy Court, Southern District of New York, Adv. Pro. Nos. 95-8857A and 95-9158A (collectively, the "Bankruptcy Court Action"); (2) Houbigant, Inc. and Parfums Parquet, Inc. v. ACB Mercantile, Inc., ACB Fragrances Cosmetics,

Inc., Giacomo Giuliano, Augustine Celaya and Gilles Pellerin, V & B Distributors, Canada, Inc., Harold Schiff, A. Rosenblum Sales, Inc. and Rosenblum, and ACB Mercantile, Inc. and ACB Fragrances and Cosmetics, Inc. v.
Houbigant, Inc., Parfums Parquet, Inc., Houbigant (1995) Ltee (f.k.a. 3088766 Canada, Ltd.), Michael Sherman, Luigi Massironi, Robert Graber, Thomas Bonoma, Renaissance Cosmetics, Inc., Kidd Kamm & Company, CTC International Group, Ltd., Brad Robinson and Chemical Bank New Jersey N.A. (as agent for itself and National Westminster Bank U.S.A.), pending in the United States District Court, Southern District of New York, Docket No. 95 Civ. 2467 (RWS) (the "District Court Action"), and (3) Houbigant (1995) Ltee v. ACB Fragrances and Cosmetics, Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine Celaya, Giacomo Giuliano, and Gilles Pellerin, pending in the Superior Court of Canada, Province of Quebec, District of Montreal, No. 500-05-005142-953 (the "Canadian Action") (the three (3) litigations collectively, the "Outstanding Litigations");

                  WHEREAS, ACB Mercantile, Inc. has filed various counterclaims in the District Court Action (the "ACB Counterclaims");

                  WHEREAS, ACB Mercantile, Inc. has filed two (2) unsecured proofs of claims and three (3) administrative proofs of claims and Houbigant Ltee has filed an unsecured proof of claim against Houbigant in the Debtors' Chapter 11 proceedings in the approximate aggregate amount of $30 million which claims were assigned claim nos. 586, 587, 588, 589, 595 and 346, respectively, by the Clerk of the Bankruptcy Court (collectively, the "ACB Proofs of Claims");

                  WHEREAS, ACB has filed objections in the Bankruptcy Court to the confirmation of the Plan (the "ACB Plan Objections");

                  WHEREAS, subject to the approval of the Bankruptcy Court and the District Court, Houbigant, Inc. ("Houbigant"), Michael Sherman, Luigi Massironi ("Massironi"), Claire

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Fragrance,  Inc. ("Claire"),  Robert Graber, Dana Perfumes Corp. (f/k/a New Dana
Acquisition  Corp. and Parfums  Parquet,  Inc.) ("PPI"),  Houbigant  (1995) Ltee
(f.k.a.  3088766  Canada,  Ltd.)  ("PPI  Canada"),   Thomas  Bonoma  ("Bonoma"),
Renaissance Cosmetics, Inc. ("Renaissance"), Kidd Kamm & Company ("Kidd Kamm"), ACB Mercantile, Inc., ACB Fragrances and Cosmetics, Inc., Houbigant Ltee (ACB Mercantile, Inc., ACB Fragrances and Cosmetics, Inc. and Houbigant Ltee, collectively "ACB"), and Giacomo Giuliano, Augustine Celaya and Gilles Pellerin
(collectively,   the  "ACB   Individuals")   (all  of  the  foregoing   parties,
collectively, the "Settling Parties"),1 have reached a settlement of the various disputes by and between the Settling Parties as asserted in the Outstanding Litigations, the ACB Counterclaims and the ACB Proofs of Claims;

                  WHEREAS, the settlement reached shall be a global settlement and shall encompass and include the Bankruptcy Court Action, the District Court Action (including the counterclaims asserted therein), the Canadian Action, the ACB Proofs of Claims and the ACB Plan Objection (as well as the resolution of certain business disputes between Houbigant and PPI);2

                  WHEREAS, Claire is a party to that certain License Agreement with Houbigant dated as of November 10, 1994 (the "License Agreement") under which it licenses the trademarks "Quelques Fleurs" and "Duc de Vervins", the value of which is clouded absent this settlement;

--------

1 The Settling Parties are the only remaining parties in the Outstanding Litigations. All other named parties in the Outstanding Litigations have either been dismissed from the respective actions or have settled their claims pursuant to orders of the applicable courts.

2 Incidental to the settlement, Houbigant and PPI have executed that certain "Amendment, Modification and Settlement Agreement," a copy of which is annexed hereto as Exhibit "1" (the "Amendment Agreement").

                  NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Bankruptcy Court and the District Court, by and among the Settling Parties as follows:

                  1. Within seven (7) days following the date upon which (i) approval by the Bankruptcy Court of this Stipulation of Settlement (the "Settlement Agreement")3 is granted, (ii) approval by the Bankruptcy Court of the Amendment Agreement is granted, (iii) the District Court shall have signed a Stipulation of Dismissal with respect to the District Court Action, (iv) the parties to the Canadian Action shall have filed in the Canadian Court a "Declaration of Settlement Out of Court" in the form annexed hereto as Exhibit "2", each party bearing its own costs therefor, and the Canadian Court shall have dismissed and discontinued, with prejudice, the Canadian Action, and (v) issuance by the Bankruptcy Court of an order confirming the Plan, all of which orders shall not have been stayed (the "Effective Date"):

                    a. Counsel for Houbigant shall deliver to Lavery, de Billy, as escrow agent, a notice in the form annexed hereto as Exhibit "3" which has been executed by ACB and PPI Canada;


                    b. Claire, on behalf of itself, its subsidiaries, affiliates and officers, shall pay (or cause to be paid) four hundred thousand ($400,000 (U.S.)) dollars by wire transfer to or certified check to the order of PPI (or its designee), using those funds of Claire Fragrance, Inc. currently on deposit with Houbigant, and Houbigant shall release such funds and make them available for such purpose;


                    c. PPI Canada shall turn over to Claire all of the inventory in its possession of Quelques Fleurs and Duc de Vervins products and packaging in Canada, "as is, where is," which the parties agree may have a value of as much as $120,000 (U.S.), and Houbigant shall waive any rights or claims therein or thereto; provided, however, that Claire shall cause to be removed from the premises where such inventory is presently located all such inventory as is identified by PPI Canada within ninety (90) days following the Effective Date at Claire's own expense, and further provided, however, that if Claire shall fail to so remove such

--------

3           The   Settlement   Agreement   and  the   Amendment   Agreement  are
            collectively referred to herein as the "Settlement."

inventory within the time prescribed, PPI Canada, in its sole discretion and at its own expense, shall dispose of such inventory as it deems appropriate. No party shall have any recourse against PPI Canada, its affiliates or agents, based upon the market value, content, nature, quality, or merchantability of such inventory; and



                    d. ACB expressly disclaims any right, title, and interest, if any, in any Products inventory currently situated in Canada (as defined in the Amendment, Modification and Settlement Agreement of even date herewith).

                  2. Houbigant shall give as valuable consideration various business accommodations to PPI relating to their ongoing business relationship as governed by the terms of the various license and other agreements between Houbigant and PPI as set forth in the Amendment Agreement to be executed simultaneously upon the execution of this Settlement Agreement.

                  3. Upon approval of this Settlement Agreement by the Bankruptcy Court, the ACB Proofs of Claims and the ACB Plan Objections shall be deemed automatically withdrawn with prejudice and without costs to any party. ACB and Houbigant Ltee shall file no further proofs of claims in the Debtors' chapter 11 proceedings, and none of the Settling Parties shall oppose efforts to confirm the Plan or appeal or seek a stay of any order confirming the Plan.

                  4. Following the Effective Date, PPI Canada shall, upon reasonable written request from any of the ACB Individuals (or any of their authorized agents) make available to and allow the photocopying of any of the following business and financial records of Houbigant Ltee, ACB and the ACB Individuals, to the extent then existing and in the possession of PPI Canada, by any of the ACB Individuals at their sole cost and expense:

                           (i) compiled financial statements prepared for Houbigant Ltee, ACB and ACB Individuals by their Canadian accountants for the periods ended September 30, 1993 and September 30, 1994;

                           (ii) ACB's  internal  balance sheets for December 31,
                  1992, Decem ber 31, 1993 and December 31, 1994;

                           (iii) income statements for the ACB Individuals;

                           (iv) statements of accounts and notes  receivable and
                  payable and internal reconciliations of same of Houbigant Ltee and ACB;

                           (v)   statement   of  equity   holdings  and  capital
                  contributions of the ACB Individuals in ACB; and

                           (vi) the Canadian  income tax returns for ACB and the
                  ACB Individuals for the years 1993 and 1994;

provided, however, that (a) PPI Canada shall not be required to permit the ACB Individuals physical access to the premises of PPI Canada, (b) any and all such requests by any of the ACB Individuals (or any of their authorized agents) shall be honored only to the extent that such request(s) are necessary and essential for the preparation of the personal tax returns, the response to audit of personal tax returns, and the compliance generally with applicable Canadian or American tax law with respect to the personal tax affairs and obligations of the ACB Individuals, and (c) that any such request(s) by the ACB Individuals shall not require PPI Canada to make available or otherwise disclose to the ACB Individuals confidential, proprietary, protected or secret trade, financial and business information related to PPI Canada's post-December 12, 1994 business operations.


                  5. Pursuant to Rule 41(a)(1)(ii), Fed. R. Civ. P., upon the signing of the Stipulation of Dismissal by the District Court, the District Court Action, including the ACB Counterclaims, shall be and hereby is dismissed with prejudice and without costs to any party.

                  6. Pursuant to Rule 41(a)(1)(ii), Fed. R. Civ. P., made applicable by Rule 7041 of the Fed. R. Bankr. P., upon approval of this Settlement Agreement by the Bankruptcy Court, the Bankruptcy Court Action shall be and hereby is dismissed with prejudice and without cost to any party.

                  7. Pursuant to applicable Canadian law, the Canadian Action shall be deemed settled out of court and transacted without cost to any party, and PPI, PPI Canada, ACB and such other affiliated Settling Parties as may be appropriate shall take all such actions necessary to accomplish the foregoing, including but not limited to the Filing of a "Declaration of Settlement Out of Court," each party paying its own costs.

                  8. Simultaneously with the execution of this Settlement Agreement the Settling Parties shall execute and exchange the twenty-seven (27) releases annexed hereto as Exhibits "1" through "27," which Releases shall be held in escrow pending the Effective Date.

                  9. Except as set forth in the Amendment Agreement, this Settlement Agreement sets forth the entire agreement between the Settling Parties and supersedes any and all prior agreements, understandings, promises and understandings made by and among the Settling Parties concerning the subject matter hereof. Notwithstanding the foregoing sentence, this Settlement Agreement does not in any way supersede any prior license or ancillary agreements thereto between Houbigant and PPI or Houbigant and Claire Fragrance, Inc., and its subsidiaries and affiliates.

                  10. The Settling Parties acknowledge that this Settlement Agreement has been executed after negotiations between and among representatives of the Settling Parties and consultation by each Settling Party with counsel of its own choosing. The Settling Parties further acknowledge that no representations or agreements of any kind have been made to induce any of the Settling Parties to enter into this Settlement Agreement other than those expressly contained herein.

                  11. This Settlement Agreement may not be waived, changed or terminated, in whole or in part, unless the changes are in writing and signed by all of the Settling Parties and approved by the Bankruptcy Court.

                  12. The parties hereto agree that this Settlement Agreement and all related documents shall be drafted in English. The Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York. With respect to the Canadian Action, the Settlement Agreement and all related documents executed in connection therewith shall constitute a transaction within the meaning of Articles 2631 et seq. of the Civil Code of Quebec.

                  13. The Settling Parties agree and consent to the retained jurisdiction of the Bankruptcy Court for the purpose of implementing or enforcing the provisions of this Settlement Agreement.

                  14. Nothing herein shall be deemed an admission of any fact or liability of any of the Settling Parties with respect to the allegations of any of the pleadings filed in the Bankruptcy Court Action, the District Court Action, the Canadian Action, the ACB Proofs of Claims, the ACB Plan Objections, or any matter pertaining to any claims or counterclaims alleged or set forth in the pleadings in the Bankruptcy Court Action, the District Court Action, the Canadian Action and the ACB Proofs of Claims.



                  15. Except as necessary to perform the terms of this Settlement Agreement, all prior obligations, agreements and indemnifications of whatever kind or nature of Houbigant, its subsidiaries, affiliates and principals, on the one hand, and ACB, its subsidiaries, affiliates and principals, and the ACB Individuals, on the other, pursuant to any agreements between Houbigant and ACB and/or the ACB Individuals, including the ACB License Agreement and the ACB Stock Purchase Agreement, both dated April 1, 1993, are hereby terminated and of no further force or effect. Notwithstanding Section 22(2) of the ACB License Agreement to the contrary, neither Section 22 (2)
(a)-(e) nor any other provisions of the ACB License Agreement shall survive this Settlement Agreement; provided, however, that

(A) for a period of one (1) year following the Effective Date hereof, ACB and the ACB Individuals shall not, at any time during the aforesaid period:

i. retain the services of any current or former employees of PPI-Canada in connection with any business endeavor;

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




ii. directly or indirectly, divulge to any person, firm, corporation or other entity, any information with regard to the financial, business, operations, method of business, customer and supplier information, independent contractor information, know-how, procedures or other confidential information regarding the business or affairs of ACB and/or PPI Canada (as ACB's successor), or any of their respective stockholders, subsidiaries, affiliates, customers or suppliers, and all of the foregoing shall be kept confidential and shall not be revealed to anyone, except if such information,

                    a. was in the public domain at the time it was obtained;

                    b. entered into the public domain at the same time or after it was obtained through no fault of ACB or the ACB Individuals;

                    c. was rightfully provided to the ACB or the ACB Individuals by a third party not bound by any obligation of confidentiality; or

                    d. is disclosed as required by law; or

iii. solicit, interfere with, employ or endeavor to entice away any customer, supplier, agent or consultant of PPI-Canada (who was a customer, supplier, agent or consultant prior to December 12, 1994), or any of its respective subsidiaries or affiliates; or

iv. market and/or advertise any products by means of direct comparison to trademarked products licensed and/or manufactured by PPI, PPI-Canada and/or Houbigant; and

(B) following the Effective Date hereof, ACB and the ACB Individuals shall not, at any time:

i. manufacture, distribute and/or sell any product, the name, mark, style, scent, design, advertising or packaging of which would be confusingly similar to those presently utilized by Houbigant, PPI and/or PPI Canada;

ii. use any trade secrets relating to the formula and components for the manufacture and production of any Houbigant, PPI and/or PPI-Canada trademarked products; or

iii. otherwise violate applicable Canadian, U.S. or international trademark or other relevant laws with respect to the Houbigant Trademarks or the respective rights and business of Houbigant, PPI and/or PPI-Canada.

                  16. The Settling Parties acknowledge that Houbigant is the owner of, among others, the following United States Trademarks: Chantilly (Registration No. 865,906), Lutece (Registration No. 1,965,064), Raffinee (Registration No. 1,264,630), Houbigant Raffinee

(Registration No. 1,256,522), Demi-jour (Registration No. pending), Monsieur Musk (Registration No. 1,566,699), Presence (Registration No. 309,266), Quelques Fleurs (Registration No. P865472) and Duc de Vervins (Registration No. 1959036) (collectively, the "Houbigant Trademarks"), and that Houbigant owns all right, title and interest in the Houbigant Trademarks throughout the world. ACB and the ACB Individuals further acknowledge that the Houbigant Trademarks are valid, existing, subsisting and incontestable and have not been abandoned, and agrees that ACB and the ACB Individuals will not (i) challenge the validity of the Houbigant Trademarks now or in the future, (ii) encourage or assist any other person to challenge the Houbigant Trademarks, and (iii) will not disparage the Houbigant Trademarks.

                  17. Notwithstanding anything to the contrary in any agreement between ACB and the ACB Individuals and any of the other Settling Parties, neither ACB nor the ACB Individuals shall have any interest, right or claim of any kind in any of Houbigant's trademarks, including, without limitation, the Houbigant Trademarks, or in and to any inventory, product, components, work-in-process, raw materials, promotional items or packaging and other materials of Houbigant, wherever situated, including that, if any, situated in Canada and being or becoming vested in either PPI or Claire under this Settlement Agreement and Amendment Agreement.

                  18. The Settling Parties will execute such other and further documents as may be reasonably necessary and required to effectuate the purposes of this Settlement Agreement.

                  19. This Settlement shall be binding on each of the Settling Parties' predecessors, successors, affiliates and assigns.

                  20. This Settlement Agreement may be executed in separate counterparts, each of which shall be considered an original document, which together shall constitute the Settlement

Agreement of the Settling Parties hereto, and facsimile signatures shall be deemed to be effective as original signatures.

                  21. The Settling Parties agree that this Settlement Agreement shall be void and of no force or effect if the Bankruptcy Court, Southern District of New York does not approve the Settlement Agreement and the District Court, Southern District of New York or the Superior Court of Canada, Province of Quebec, District of Montreal do not dismiss the actions pending in these courts pursuant to paragraph "1" hereof.

Dated:      New York, New York
            July __, 1996


Houbigant, Inc.                        ACB Mercantile Inc.



By:   ____________________________     By:         ____________________________
Title:                                 Title:


Michael Sherman                        ACB Fragrances and Cosmetics, Inc.


____________________________           By:         ____________________________
                                       Title:

Luigi Massironi                        Giacomo Giuliano


----------------------------           ----------------------------


Robert Graber                          Augustine Celaya


----------------------------           ----------------------------


Claire Fragrance, Inc.                 Houbigant Ltee


____________________________           By:         ____________________________
                                       Title:

Dana Perfumes Corp., for itself and      Gilles Pellerin
as successor to Parfums Parquet, Inc.,
for itself and as successor to
New Fragrance License Corp.


By: ____________________________         ____________________________
Title:


Parfums Parquet, Inc., Houbigant         Thomas Bonoma
(1995) Ltee (f.k.a. 3088766 Canada, Ltd.)



By:____________________________          ____________________________
Title:

Kidd Kamm & Co.                          Renaissance Cosmetics, Inc.



By:____________________________          By:         ___________________________
Title:                                   Title:


SO ORDERED:
this __ day of August, 1996


------------------------------
United States Bankruptcy Judge